UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 1700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2020, Riviera Resources, Inc. (“Riviera” or the “Company”) issued a press release announcing its earnings for the quarter ended March 31, 2020, and its updated guidance for 2020 with respect to its Upstream segment. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Also on May 7, 2020, the Company held an earnings call. The transcript is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 8.01	Other Information.

On November 22, 2019, the Company completed the sale of its interests in remaining properties located in the Hugoton Basin (the “Hugoton Basin Assets Sale”) to Scout Energy Group V, LP (the “Buyer”) under a Purchase and Sale Agreement dated August 28, 2019, for a purchase price of approximately $286 million. During the year ended December 31, 2019, the Company recorded a noncash impairment charge of approximately $100 million to reduce the carrying value of these assets to fair value.

In connection with the Hugoton Basin Assets Sale, the Buyer also acquired the Company’s interests in Mayzure, LLC (“Mayzure”), including a term overriding royalty interest in helium produced from certain oil and natural gas properties in the Hugoton Basin that Riviera contributed to Mayzure in March 2019 (the “VPP Interests”). The Buyer’s acquisition of the VPP Interests from the Company, together with the Hugoton Basin Assets Sale, is collectively referred to herein as the “Transactions”. On March 20, 2019, Mayzure issued 5.16% senior secured notes in the amount of approximately $82 million, due September 20, 2028, (the “Mayzure Notes”), which were secured by the VPP Interests. Neither Riviera, nor any of its subsidiaries other than Mayzure, guaranteed the Mayzure Notes. In consideration for the distribution of the VPP Interests, Mayzure contributed the net proceeds from the issuance of the Mayzure Notes to Riviera. Financing fees and expenses of approximately $3 million were incurred in connection with the Mayzure Notes and the Company made repayments of approximately $7 million.

In connection with the consummation of the Transactions, on November 25, 2019 the Company filed a Current Report on Form 8-K to provide, among other things, the unaudited pro forma condensed combined financial information of the Company. This Form 8-K is being filed by the Company solely to provide additional disclosures required by Rule 3-05 and Article 11 of Regulation S-X.

This Current Report on Form 8-K provides the following additional financial information, which is filed as Exhibit 99.3 to this Current Report on Form 8-K:

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2019 to give pro forma effect to the Transactions, as if the Transactions had been completed on January 1, 2019.

Exhibit 99.3, which is included under Item 8.01 of this Current Report on Form 8-K, is being filed pursuant to Item 8.01. The remaining portions of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 7, 2020.

99.2	Earnings Call Script dated May 7, 2020.

99.3	The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the Year Ended December 31, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2020	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President and Chief Executive Officer